Exhibit 99.1

ChineseInvestors.com Inc. Announces CBD Biotech, Inc.’s Launch of Six New Hemp-Infused Skincare Products, Complimenting its Current

Skincare Lines, Designed to Increase Brand Loyalty and

Awareness

San Gabriel, California (September 9, 2019) -- ChineseInvestors.com, Inc. (OTCQB: CIIX) (the “Company”), a premier provider of financial news and education for the Chinese-speaking community announced today that its subsidiary, CBD Biotech, Inc., an exempted company with limited liability incorporated in the Cayman Islands (“CBD Biotech”) throughout the months of March and April 2019, launched six new-products in conjunction with its long-term strategic plans to the expand its hemp/CBD skincare offerings. After evaluating consumers’ initial reception, the new products have been well received.

“With the launch of these new hemp-infused skincare products, CBD Biotech is increasing its brand awareness and gaining customer loyalty. We expect to continue this momentum with the anticipated launch of three additional skincare products before the end of 2019. As a first mover in the CBD skincare industry in China, we are encouraged by U.S. market trends in the last year, which we believe strengthens the overall acceptance of CBD, including the passage of the 2018 Farm Bill which authorizes the sale of many CBD products, including skin-care and cosmetic products, and the recently announced acquisition of Lord Jones (private) by Cronos Group (NASDAQ: CRON) for $300 million. We believe we are moving in the right direction, in the right markets,” says Alex Hamilton, Chief Financial Officer of CBD Biotech, Inc.

CBD Biotech Inc.’s new products include:

•	CBD Oligopeptides Repair Eye Cream: Applied with a vibrating pen, this rich, emollient formula hydrates and conditions the delicate skin under the eye, softening the appearance of fine lines and wrinkles and visibly reducing the appearance of dark circles.
•	CBD Nerve Acylamide Eye Essence: Used in combination with the CBD Hemp Eye Mask, this eye serum hydrates and conditions, while softening the appearance of fine lines and wrinkles around the eyes.
•	CBD Hemp Eye Mask: This Nutrient-dense mask contains hemp to increase the rate of penetration, providing up to 8 hours of hydration.
•	CBD Gold Nicotinamide Essence: This brightening toner, designed to shrink pores, while lightening and moisturizing the skin, leaving it feeling vitalized and nourished, is already receiving many positive customer reviews.
•	CBD Handmade Horse Oil Soap: Made with pure natural horse oil, this bar, developed for use on all skin types (for men, women and teens alike) cleanses the pores, helping to remove blackheads and control oil, leaving the skin refreshed and nourished.

CBD Clear Bright: This cream cleanser, deep cleans the skin, intended to remove black heads and visibly improve the skin’s appearance.

According to Summer Yun, Chief Executive Officer of CBD Biotech, Inc. “The progress we have made this year, including these new product launches would not have been possible without our strong development and management teams who had the foresight to see the potential for industrial hemp/ CBD in the skincare/cosmetics industry in China and beyond.”

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About ChineseInvestors.com

Founded in 1999, ChineseInvestors.com endeavors to be an innovative company providing: (a) real-time market commentary, analysis and educational-related services in Chinese language character sets (traditional and simplified); (b) advertising and public relations-related support services; and (c) sales of industrial hemp products and other health and wellness products.

For more information, visit the company’s website:

www.ChineseInvestors.com.

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company’s SEC filings. These risks and uncertainties could cause the company’s actual results to differ materially from those indicated in the forward-looking statements.

Contact:

ChineseInvestors.com, Inc.

227 W. Valley Blvd., #208 A

San Gabriel, CA 91776

Investor Relations:

Alan Klitenic

+1-214-636-2548

PR@chinesefn.com

Corporate Communications:

NetworkNewsWire (NNW)

New York, New York

www.NetworkNewsWire.com

+212-418-1217 Office

Editor@NetworkNewsWire.com

SOURCE: ChineseInvestors.com, Inc.

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